Exhibit 3.59

		State of California				File#	200127610109
	SEAL	Bill Jones Secretary of State LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION A $70.00 filing fee must accompany this form. IMPORTANT - read instructions before completing this form.				FILED In the Office of the Secretary of State of the State of California OCT 03 2001 Bill Jones BILL JONES, Secretary of State This Space For Filing Use Only
1.	Name of the limited liability company (and the name with the words “Limited Liability Company,” “Ltd. Liability Co.,” or the abbreviations “LLC” or “L.L.C.”) ADESA San Diego, LLC
2.	The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.
3.

Name the agent for service of process and check the appropriate provision below:

C T Corporation System                                                                                                   which is

☐  an individual residing in California. Proceed to Item 4.

☒  a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.

4.	If an individual, California address of the agent for service of process: Address:
	City:			State:	CA	Zip Code:
5.	The limited liability company will be managed by: (check one)
☐	one manager	☐	more than one manager	☒	single member limited liability company	☐	all limited liability company members
6.

Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate.

Other matters may include the latest date on which the limited liability company is to dissolve.

7.	Number of pages attached, if any:
8.	Type of business of the limited liability company. (For informational purposes only) Ownership of real property interests.
9.	DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

	/s/ Laura A. Holquist					Laura A. Holquist, Organizer
	Signature of Organizer					Type or Print Name of Organizer

10/2/01
Date

10.	RETURN TO:	SEAL
NAME
FIRM
ADDRESS
CITY/STATE
ZIP CODE
	SEC/STATE (REV. 12/99)	FORM LLC-1 - FILING FEE $70.00
Approved by Secretary of State